Exhibit 32.1

CHIMERA INVESTMENT CORPORATION
520 Madison Avenue, 32nd Floor,
New York, New York 10022

CERTIFICATION

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the annual report on Form 10-K of Chimera Investment Corporation (the “Company”) for the year ended December 31, 2015 to be filed with Securities and Exchange Commission on or about the date hereof (the “Report”), I, Matthew Lambiase, President, and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates of, and for the periods covered by, the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

/s/ Matthew Lambiase Matthew Lambiase Chief Executive Officer and President February 25, 2016